Exhibit h (xxv)

AMENDMENT NO. 1
TO AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

This AMENDMENT NO. 1 is made as of the 1st day of June 2015, to the Amended and Restated Transfer Agency Agreement dated as of May 1, 2012, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA TRANSFER AGENCY COMPANY D/B/A SHAREHOLDER ACCOUNT SERVICES (SAS), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas.

SAS and the Trust agree to modify and amend the Amended and Restated Transfer Agency Agreement described above (Agreement) as follows:

1.  SCHEDULE C.  In order to reduce the annual maintenance charge for the Growth and Tax Strategy Fund from $25.50 to $23.00, Schedule C to the Agreement, setting forth the fees payable to SAS with respect to each of the Trust’s series, is hereby replaced in its entirety by Schedule C attached hereto.

3.  RATIFICATION.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, SAS and the Trust have caused this Amendment No. 1 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST                        USAA TRANSFER AGENCY COMPANY

By:  /S/ DANIEL S. MCNAMARA               By:  /S/ TERRI LUENSMANN
        Daniel S. McNamara                                                       Terri Luensmann
        President                                                                          Vice President

Attest:  /S/ JAMES G. WHETZEL                          Attest: /S/ DANIEL MAVICO
            James G. Whetzel                                                        Daniel Mavico
            Secretary                                                                      Assistant Secretary

SCHEDULE C
TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges - The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. SAS will charge for each open and funded account as appropriate in the business judgment of SAS from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund	$23.00
Balanced Strategy Fund	$23.00
Capital Growth Fund	$23.00
California Bond Fund	$25.50
California Money Market Fund	$25.50
Cornerstone Aggressive Fund	$23.00
Cornerstone Conservative Fund	$0.00
Cornerstone Equity Fund	$0.00
Cornerstone Moderately Conservative Fund	$23.00
Cornerstone Strategy Fund	$23.00
Emerging Markets Fund	$23.00
Extended Market Index Fund	$23.00
First Start Growth Fund	$23.00
Flexible Income Fund	$25.50
Global Managed Volatility Fund	$23.00
Government Securities Fund	$25.50
Growth & Income Fund	$23.00
Growth and Tax Strategy Fund	$23.00
Growth Fund	$23.00
High Income Fund	$25.50
Income Stock Fund	$23.00
Income Fund	$25.50
Intermediate-Term Bond Fund	$25.50
International Fund	$23.00
Money Market Fund	$25.50
Nasdaq-100 Index Fund	$23.00
New York Bond Fund	$25.50
New York Money Market Fund	$25.50
Precious Metals and Minerals Fund	$23.00
Real Return Fund	$23.00
S&P 500 Index Fund	$20.00
Science & Technology Fund	$23.00
Short-Term Bond Fund	$25.50
Small Cap Stock Fund	$23.00
Tax Exempt Intermediate-Term Fund	$25.50
Tax Exempt Long-Term Fund	$25.50
Tax-Exempt Money Market Fund	$25.50
Tax-Exempt Short-Term Fund	$25.50
Treasury Money Market Trust	$25.50
Total Return Strategy Fund	$23.00
Ultra Short-Term Bond Fund	$25.50
Value Fund	$23.00

Virginia Bond Fund	$25.50
Virginia Money Market Fund	$25.50
World Growth Fund	$23.00

Annual Transfer Agency Fee - The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Flexible Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Growth Fund Institutional Shares	0.10%
High Income Fund Institutional Shares	0.10%
Income Fund Institutional Shares	0.10%
Income Stock Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund Institutional Shares	0.10%
International Fund Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Real Return Fund Institutional Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Small Cap Stock Fund Institutional Shares	0.10%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Total Return Strategy Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Value Fund Institutional Shares	0.10%

Amended Effective: June 1, 2015